                                                                  Exhibit 10.52


                                                                Execution Copy

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                          STOCK PURCHASE AGREEMENT
                               by and between
                          THE GRAND UNION COMPANY
                                    and
                             ROGER STANGELAND




                       Dated as of February 25, 1997

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

                        TABLE OF CONTENTS


                                                                          Page

ARTICLE I
THE PURCHASE................................................................1
     Section 1.1.   Definitions.............................................1
     Section 1.2.   Sale and Purchase of Preferred Stock....................1
     Section 1.3.   Price for Shares........................................1
     Section 1.4.   The Closing.............................................1
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................2
     Section 2.1.   Organization and Qualification..........................2
     Section 2.2.   Certificate of Incorporation and By-Laws................2
     Section 2.3.   Capitalization..........................................2
     Section 2.4.   Authority Relative to this Agreement....................3
     Section 2.5.   No Conflicts............................................3
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.............................3
     Section 3.1.   Authority...............................................3
     Section 3.2.   No Conflicts............................................3
     Section 3.3.   Acquisition For Investment..............................4
     Section 3.4.   Speculative Investment..................................4
     Section 3.5.   Receipt of Reports......................................4
     Section 3.6.   Financial Condition.....................................4
     Section 3.7.   Financial Experience....................................4
     Section 3.8.   Review of Risk Factors..................................4
     Section 3.9.   Independent Investigation...............................4
     Section 3.10.  Examination of Documents................................5
     Section 3.11.  No Other Representations................................5
     Section 3.12.  Accredited Investor.....................................5
     Section 3.13.  Purchaser's Principal Residence.........................5
     Section 3.14.  Brokers or Finders......................................5
     Section 3.15.  Determination Not to Obtain Independent Counsel.........5
ARTICLE IV
ADDITIONAL AGREEMENTS.......................................................5
     Section 4.1.   Waiver of Donaldson, Lufkin & Jenrette..................5
     Section 4.2.   Consent of Banks........................................6
     Section 4.3.   Consent of Trefoil II and GEIPPPII......................6
     Section 4.4.   Consents, Approvals.....................................6
     Section 4.5.   Notification of Certain Matters.........................6
     Section 4.6.   Public Announcements....................................6

                                       i

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     Section 4.7.   Conveyance Taxes........................................7
     Section 4.8.   Consent of Board of Directors...........................7
     Section 4.9.   Election of Directors...................................7
ARTICLE V
CONDITIONS TO THE STOCK PURCHASE............................................7
     Section 5.1.   Conditions to Obligation of  Each Party to Effect
                    Any Closing.............................................7
     Section 5.2.   Additional Conditions to Obligations of the Purchaser...8
     Section 5.3.   Additional Conditions to Obligation of the Company......8
ARTICLE VI
GENERAL PROVISIONS..........................................................9
     Section 6.1.   Restrictive Legends.....................................9
     Section 6.2.   Notices.................................................10
     Section 6.3.   Certain Definitions.....................................11
     Section 6.4.   Amendment...............................................13
     Section 6.5.   Cooperation.............................................13
     Section 6.6.   Headings................................................13
     Section 6.7.   Severability............................................13
     Section 6.8.   Entire Agreement........................................13
     Section 6.9.   Assignment..............................................13
     Section 6.10.  Parties in Interest.....................................13
     Section 6.11.  Failure or Indulgence Not Waiver, Remedies
                    Cumulative..............................................13
     Section 6.12.  Governing Law...........................................14
     Section 6.13.  Counterparts............................................14



                                       ii

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Schedules and Exhibits

Schedule I     Wire Transfer Instructions
Exhibit A      Certificate of Designation
Exhibit B      Stockholder Agreement

                        STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement, dated as of February 25, 1997 (this "Agreement"), is by and between The Grand Union Company, a Delaware corporation (the "Company"), and Roger Stangeland (the "Purchaser").

                               WITNESSETH:

     WHEREAS, the Purchaser wishes to purchase from the Company, and the Company wishes to sell and issue to the Purchaser (the "Stock Purchase"), an aggregate of Sixty Thousand (60,000) shares of the Company's Class A Convertible Preferred Stock, $1.00 par value per share (the "Preferred Stock"); and

     WHEREAS, the Purchaser and the Company are entering into this Agreement to provide for such purchase and sale and to establish various rights and obligations in connection therewith.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties agree as follows:

                                  ARTICLE I

                                 THE PURCHASE

     Section 1.1. Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 7.4 hereof.

     Section 1.2. Sale and Purchase of Preferred Stock. Subject to the terms and conditions of this Agreement, and in reliance on the representations and warranties set forth in this Agreement, the Company hereby agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, at a purchase price of $50.00 per share, Sixty-Thousand (60,000) shares of the Preferred Stock (such shares of Preferred Stock purchased hereunder, the "Shares") at the Closing as defined in Section 1.4 hereof. The terms and conditions of the Preferred Stock are set forth in the Certificate of Designation filed with the Secretary of State of Delaware on September 5, 1996, a copy of which is attached hereto as Exhibit A.

     Section 1.3. Price for Shares. The consideration for the purchase of the Shares shall be Three Million Dollars ($3,000,000) (the "Purchase Price"). The Purchase Price will be paid at the Closing by wire transfer of immediately available funds to the Company's account as set forth on Schedule I hereto.

     Section 1.4. The Closing. Subject to the satisfaction or waiver of the conditions applicable to such Closing set forth in Article V, the closing of the transactions contemplated by this Agreement (the "Closing"), at the offices of Fried, Frank, Harris, Shriver & Jacobson,

350 South Grand Avenue, 32nd Floor, Los Angeles, California, on March 10, 1997 (the "Closing Date"), unless another date, time or place is agreed to in writing by the parties hereto. At the Closing, the Company will deliver to the Purchaser a certificate (or, if requested in writing at least two business days prior to the Closing, certificates), registered in the Purchaser's name, representing the Shares, against payment of the Purchase Price therefor.

                                 ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Purchaser that the statements contained in this Article II are true and correct as of the date hereof, and shall remain true and correct up to and including the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article II).

     Section 2.1. Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to carry on its business as it is now being conducted.

     Section 2.2. Certificate of Incorporation and By-Laws. The Company has heretofore furnished to the Purchaser a complete and correct copy of its Certificate of Incorporation and By-Laws as most recently restated and subsequently amended to date.

     Section 2.3. Capitalization. The authorized capital stock of the Company consists of (A) 60,000,000 shares of Common Stock, par value $1.00 per share ("Common Stock"), and (B) 3,500,000 shares of the Preferred Stock, par value $1.00 per share. As of the date hereof, (i) 10,000,000 shares of Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, and no shares of Common Stock were held in treasury, (ii) 1,219,701 shares of the Preferred Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, and no shares of Preferred Stock were held in treasury, (iii) no shares of Common Stock were held by subsidiaries of the Company, (iv) 1,000,000 shares of Common Stock were reserved for future issuance pursuant to stock options granted or to be granted under the Company's 1995 Equity Incentive Option Plan or the Company's 1995 Non-Employee Directors' Stock Option Plan; (v) 900,000 shares of Common Stock were reserved for future issuance upon the exercise of certain warrants pursuant to that certain Warrant Agreement between the Company and American Stock Transfer & Trust Company, dated as of June 15, 1995; (vi) 8,411,787 shares of Common Stock were authorized for future issuance upon the conversion of shares of Preferred Stock outstanding on such date; (vii) 5,517,280 shares of Common Stock are authorized for future issuance upon conversion of shares of Preferred Stock to be sold pursuant to the Stock Purchase Agreement, dated as of July 30, 1996, among Trefoil Capital Investors II, L.P., a Delaware limited partnership ("Trefoil II"), and GE Investment Private Placement Partners II, A Limited Partnership, a Delaware limited partnership

("GEIPPPII") (the "July 1996 Stock
Purchase Agreement"); and (viii) 800,000 shares of Preferred
Stock were authorized for future issuance pursuant to the terms of the July 1996 Stock Purchase Agreement.

     Section 2.4. Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, and the Stockholder Agreement (collectively, the "Transaction Documents") and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of each of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize the Transaction Documents or to consummate the transactions so contemplated, other than as contemplated by Section 4.3 and 4.8.

     Section 2.5. No Conflicts. The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not: (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company; (ii) conflict with or violate any federal, foreign, state or provincial law, rule, regulation, order, judgment or decree applicable to the Company or by which its properties are bound or affected; or (iii) result in any breach of or constitute a default under any material contract, agreement, license, permit, franchise or other instrument or obligation, to which the Company is a party or by which the Company or its properties are bound or affected, except for any conflict or violation which would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                                  ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser represents and warrants to the Company that the statements contained in this Article III are true and correct as of the date hereof, and shall remain true and correct up to and including the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III).

     Section 3.1. Authority. The Purchaser has all requisite authority and capacity to enter into this Agreement and to purchase the Shares.

     Section 3.2. No Conflicts. The execution and delivery of this Agreement by the Purchaser does not, and the performance of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby will not (i) conflict with or violate any federal, foreign, state or provincial law, rule, regulation, order, judgment or decree applicable to the Purchaser or by which the Purchaser's properties are bound or affected; or (ii) result in any breach of or constitute a default under any material contract, agreement, license, permit, franchise or other instrument or obligation, to which the Purchaser is a party or by which the Purchaser or his properties are bound or affected.

     Section 3.3. Acquisition For Investment. The Purchaser is acquiring the Shares solely for investment, for the Purchaser's own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof, except for such distributions and dispositions which are
(i) explicitly permitted or contemplated under the terms of the Transaction Documents, as well as (ii) effected in compliance with the Securities Act of 1933, as amended (the "Securities Act"), the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and all applicable state securities and "blue sky" laws.

     Section 3.4. Speculative Investment. The Purchaser understands that there are substantial restrictions on the transferability of the Shares under the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder, and there may never be a public market for the Shares and, accordingly, it may be difficult to liquidate the Purchaser's investment in the Company in case of emergency or otherwise.

     Section 3.5. Receipt of Reports. The Purchaser currently serves as the Chairman and a member of the Board of Directors of the Company and, as such, has received reports from and other information concerning the Company. In connection with the transaction contemplated hereby, the Purchaser has not relied on financial information regarding the Company provided by the Company.

     Section 3.6. Financial Condition. The Purchaser's financial situation is such that the Purchaser can afford to bear the economic risk of holding the Shares for an indefinite period of time and suffer a complete loss of the Purchaser's investment in the Company.

     Section 3.7. Financial Experience. The Purchaser's knowledge and experience in financial and business matters are such that the Purchaser is capable of evaluating the merits and risks of the Purchaser's purchase of the Shares or the Purchaser has been advised by a representative possessing such knowledge and experience.

     Section 3.8. Review of Risk Factors. The Purchaser and the Purchaser's representatives as deemed necessary by the Purchaser, including the Purchaser's professional, tax and other advisors, have reviewed the purchase of the Shares and the Purchaser understands and has taken cognizance of (or has been advised by the Purchaser's representatives as to) all the risk factors related to the purchase of the Shares.

     Section 3.9. Independent Investigation. In making the Purchaser's decision to purchase the Shares, the Purchaser has relied upon independent investigations made by the Purchaser and, to the extent believed by the Purchaser to be appropriate, the Purchaser's representatives.

     Section 3.10. Examination of Documents. The Purchaser and the Purchaser's representatives and advisors, if any, have been afforded the opportunity to examine all documents related to and, if applicable, executed in connection with, the Company and the transactions contemplated hereby, which the Purchaser or the Purchaser's representatives or advisors, if any, desire to examine.

     Section 3.11. No Other Representations. The Company or its representatives have provided the Purchaser with the opportunity to ask questions of, and to receive answers from, the Company and its representatives concerning the terms and conditions of the purchase of the Shares. No representations or warranties have been made to the Purchaser or the Purchaser's representatives concerning the Shares or the Company, its prospects or other matters, except as set forth in this Agreement.

     Section 3.12. Accredited Investor. The Purchaser is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act.

     Section 3.13. Purchaser's Principal Residence. The Purchaser is an individual with a principal place of residence is located in the State of California.

     Section 3.14. Brokers or Finders. No agent, broker, investment banker or other firm or person acting on behalf of the Purchaser, including any of the foregoing that is an affiliate of the Purchaser, is or will be entitled to receive any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

     Section 3.15. Determination Not to Obtain Independent Counsel. In connection with the Purchaser's execution of this Agreement, the Purchaser has been advised by the Company to obtain and consult with independent counsel of his choice regarding the terms and conditions of this Agreement and its consequences, as well as, the desirability of entering into this Agreement. Notwithstanding such advice, the Purchaser has determined not to be represented by counsel in connection with the Stock Purchase with full knowledge and understanding of the risks involved with such determination.

                             ARTICLE IV
                         ADDITIONAL AGREEMENTS

      Section 4.1. Waiver of Donaldson, Lufkin & Jenrette. The Company shall use all reasonable efforts to obtain a written waiver (the "DLJ Waiver") by Donaldson, Lufkin & Jenrette Securities Corporation, of any placement, brokerage, finder's or other fee or commission under the DLJ Engagement Letter, as defined in Section 7.4(i) hereof, in connection with the transactions contemplated by this Agreement.

     Section 4.2. Consent of Banks. The Company shall use all reasonable efforts to obtain from Bankers Trust Company, as Agent for the banks party to the Company Credit Agreement, a written consent of the Required Banks (as defined in the Company Credit Agreement) (the "Bank Consent") to the transactions contemplated hereby and a waiver of any defaults or required prepayments under the Company Credit Agreement which may be caused hereby.

     Section 4.3. Consent of Trefoil II and GEIPPPII. The Company shall use all reasonable efforts to obtain the written consent of Trefoil II and GEIPPPII (the "Trefoil/GE Consent") to the Stock Purchase Agreement and the transactions contemplated thereby, in form and substance satisfactory to the Company.

     Section 4.4. Consents, Approvals. The Company shall use all reasonable efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and foreign governmental and regulatory rulings and approvals), and the Company shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby, in each case as promptly as practicable. The Company also shall use its reasonable efforts to obtain all necessary state securities laws or blue sky permits and approvals required to carry out the transactions contemplated hereby and shall furnish all information as may be reasonably requested in connection with any such action.

     Section 4.5. Notification of Certain Matters. The Company shall give prompt notice to the Purchaser and the Purchaser shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to become untrue or inaccurate, or (ii) any failure of the Company or the Purchaser, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and provided, further, that such notice shall be required only if the certificates referred to in Sections 5.2(a) or 5.2(b) would not be able to be given if the applicable Closing were to occur on such date.

     Section 4.6. Public Announcements. The Purchaser and the Company shall consult with each other before issuing any press release with respect to the Stock Purchase or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law or the rules and regulations of the NASDAQ National Market, if it has used all reasonable efforts to consult with the other party prior thereto, and shall promptly notify the other parties hereto thereof.

     Section 4.7. Conveyance Taxes. The Purchaser and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed at or before the Closing.

     Section 4.8. Consent of Board of Directors. The Company shall obtain the consent of the Board of Directors of the Company (the "Board Consent") to the Stock Purchase Agreement and the transactions contemplated thereby.

     Section 4.9. Election of Directors. The Purchaser hereby agrees, for as long as a majority of the Board of Directors of the Company shall consist of directors designated (other than disinterested directors) by Trefoil II and GEIPPPII, that the Purchaser shall not exercise any right to which the Purchaser would otherwise be entitled pursuant to the Certificate of Designation to elect two directors voting separately as a class due to defaults in dividend payments.

                                ARTICLE V
                    CONDITIONS TO THE STOCK PURCHASE

     Section 5.1.  Conditions to Obligation of Each Party to Effect Any
Closing.   The respective obligations of each party to effect any Closing of the Stock Purchase shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

          (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Stock Purchase shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Stock Purchase, which makes the consummation of the Stock Purchase illegal; and

          (b) Governmental Actions. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit the Purchaser from exercising all material rights and privileges pertaining to its ownership of the Common Stock, or seeking to compel the

     Company or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of the Company or any of its subsidiaries, as a result of the Stock Purchase or the transactions contemplated by this Agreement.

     Section 5.2. Additional Conditions to Obligations of the Purchaser. The obligation of the Purchaser to effect the purchase of the Shares is also subject to the following conditions:

          (a)  Representations and Warranties.  All
     representations and warranties of the Company herein contained shall have been true and correct when made in all respects and shall be true and correct at and as of the Closing Date as if made at and as of such time, except for (i) changes not prohibited by this Agreement, and (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clause (iii)), or (iii) at and as of the Closing Date where the failure to be true and correct could not, if any qualification in such representations or warranties as to materiality were deleted therefrom (including dollar thresholds), individually or in the aggregate reasonably be expected to have a Material Adverse Effect and the Purchaser shall have received a certificate dated the Closing Date to such effect signed by the President and the Chief Financial Officer of the Company;

          (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date and the Purchaser shall have received a certificate dated the Closing Date to such effect signed on behalf of the Company by the President and the Chief Financial Officer of the Company;

          (c) Consents Obtained. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings or notices required to be made, by the Company for the due authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company, except for consents required to be obtained under contracts not material to the operation of the business of the Company;

          (d)  Stockholders Agreement.  The Company, the
     Purchaser, Trefoil II, and GEIPPPII shall have entered into a stockholder agreement substantially in the form of Exhibit B attached hereto; and

          (e) Delivery of Shares. The Company shall have delivered the Shares to be delivered pursuant to
     Section 1.4 hereof, against payment of the Purchase
     Price.

     Section 5.3. Additional Conditions to Obligation of the Company. The obligation of the Company to effect the Stock Purchase is also subject to the following conditions:

          (a)  Representations and Warranties.  The
     representations and warranties of the Purchaser contained in this Agreement shall have been true and correct in all respects when made and shall be true and correct in all respects on and as of the Closing Date, except for (i) changes contemplated by this Agreement and (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct in all material respects as of such date), with the same force and effect as if made on and as of the Closing Date and the Company shall have received a certificate dated the Closing Date to such effect signed by the Purchaser;

          (b) Agreements and Covenants. The Purchaser shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by the Purchaser on or prior to the Closing Date, and the Company shall have received a certificate to such effect dated the Closing Date signed by the Purchaser;

          (c) Consents Obtained. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Purchaser for the due authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Purchaser, and the Company shall have obtained, in form and substance satisfactory to the Company, the DLJ Waiver (referred to in Section
     4.1 hereof), the Bank Consent (referred to in Section
     4.2 hereof), the Trefoil/GE Consent (referred to in
     Section 4.3 hereof), and the Board Consent (referred to in Section 4.8 hereof), and the Company shall not have the right, nor be entitled to, waive the requirement of the DLJ Waiver as a closing condition without the prior written consent of Trefoil II and GEIPPPII; and

          (d) Payment of Purchase Price. The Purchaser shall have delivered payment of the Purchase Price in accordance with Section 1.3 hereof.

                                 ARTICLE VI
                             GENERAL PROVISIONS

      Section 6.1. Restrictive Legends. Each certificate representing Shares and Conversion Shares shall bear legends in substantially the following form:

                    The securities represented by this
               certificate have not been registered
               under the Securities Act of 1933 or the
               securities laws of any state and may not be sold or otherwise disposed of except pursuant to an effective registration statement under such Act and applicable state securities laws or an applicable exemption to the registration requirements of such Act or such laws.

                    The Grand Union Company (the
               "Company") will furnish without charge
               to each stockholder who so requests
               through the Company's principal office,
               a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

                    The securities represented by this
               certificate are subject to restrictions
               on transfer, as provided in:  (i) a
               Stockholders Agreement dated as of
               February 25, 1997 among the Company and
               the purchasers executing the agreement
               (the "Agreement"); and (ii) the
               Company's Certificate of Designation of
               Class A Convertible Preferred Stock
               Setting Forth the Powers, Preferences,
               Rights, Qualifications, Limitations and
               Restrictions of Such Class of Preferred
               Stock (the "Certificate").  Copies of
               the Agreement and the Certificate are on file with the Secretary of the Company and, upon request of any stockholder of the Company, will be made available to said stockholder.

                    The securities represented by this
               certificate were issued pursuant to, and the holder hereof is entitled to certain rights and subject to certain obligations contained in, a Stockholders
               Agreement dated as of February 25, 1997, a copy of which is available for inspection at the principal office of the issuer hereof, and will be furnished without charge to the holder of such securities upon written request.

     Section 6.2. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

     (a) If to the Purchaser:

     Roger Stangeland
     c/o The Vons Companies, Inc.
     300 North Lake Avenue
     Suite 925
     Pasadena, CA  91101
     Telecopier No.: (818) 304-2873
     Telephone No.: (818) 304-2870

     (b) If to the Company:

     Chief Executive Officer
     The Grand Union Company
     201 Willowbrook Blvd.
     Wayne, NJ 07470-0966
     Attn:     Joseph J. McCaig
     Telecopier No.: (201) 890-6012
     Telephone No.: (201) 890-6000

     With a copy to:

     General Counsel
     The Grand Union Company
     201 Willowbrook Boulevard
     Wayne, NJ  07470-0966
     Attn:     John W. Schroeder, Esq.
     Telecopier No.: (201) 890-6012
     Telephone No.: (201) 890-6761

     and

     Fried, Frank, Harris, Shriver & Jacobson
     350 South Grand Avenue, 32nd Floor
     Los Angeles, CA 90071
     Attn:     David K. Robbins, Esq.
     Telecopier No.: (213) 473-2005
     Telephone No.: (213) 473-2222


     Section 6.3. Certain Definitions. For purposes of this Agreement, the term:

        (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any partnership or joint venture in which the first mentioned person (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 10% or more;

        (b) "business day" means any day other than a day on which banks in the State of New York are required or authorized to be closed;

        (c)    "Company Credit Agreement" means that certain
     Amended and Restated Credit Agreement dated as of June
     15, 1995, as from time to time in effect among the

     Company, the banks party thereto, and Bankers Trust Company, as Agent for the banks party thereto, as filed in the Company's public filings with SEC, together with such related transaction documents, amendments, extensions and waivers in effect as of the date hereof, and the consent and waiver secured pursuant to Section
     4.2 hereof.

        (d)    "Conversion Shares" means the shares of
     Common Stock issuable upon conversation of the Shares;

        (e) "DLJ Engagement Letter" means the letter dated January 17, 1996 between DLJ and the Company, in the form filed as Exhibit 10.28 to the Company's annual report on Form 10-K for the fiscal year ended March 30, 1996.

        (f)    "Exchange Act" means the Securities Exchange
     Act of 1934, as amended.

        (g) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act);

        (h) "subsidiary" or "subsidiaries" of the Company or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more dm 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     Each of the following terms shall have the meaning ascribed to it in the section set forth beside such term in the table below:


     Term                                         Section
     "Agreement"                                  Recitals
     "Bank Consent"                               4.2
     "Board Consent"                              4.8
     "Certificate of Designation"                 1.2
     "Closing"                                    1.4
     "Closing Date"                               1.4
     "Common Stock"                               2.3
     "Company"                                    Recitals
     "DLJ Engagement Letter"                      7.4(i)
     "DLJ Waiver"                                 4.1
     "GEIPPPII"                                   2.3
     "July 1996 Stock Purchase Agreement"         2.3
     "Preferred Stock"                            Recitals
     "Purchase Price"                             1.2

     "Purchaser"                                  Recitals
     "SEC"                                        3.4
     "Securities Act"                             3.3
     "Shares"                                     1.2
     "Stock Purchase"                             Recitals
     "Transaction Documents"                      2.4
     "Trefoil II"                                 2.3
     "Trefoil/GE Consent"                         4.3


     Section 6.4. Amendment. This Agreement may not be amended except by an instrument in writing signed by the Company and of the Purchaser.

     Section 6.5. Cooperation. The Purchaser and the Company agree to take, or to cause to be taken, all such reasonable and lawful action as may be necessary to make effective and consummate the transactions contemplated by this Agreement.

     Section 6.6. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 6.7. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

     Section 6.8. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     Section 6.9. Assignment. This Agreement shall not be assigned by operation of law or otherwise.

     Section 6.10. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation.

     Section 6.11. Failure or Indulgence Not Waiver, Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     Section 6.12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to contracts executed and fully performed within the State of New York.

     Section 6.13. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


     IN WITNESS WHEREOF, the Company and the Purchaser have executed this Stock Purchase Agreement as of the date first set forth above.

                         THE COMPANY

                         THE GRAND UNION COMPANY


                         By:  /s/ Joseph J. McCaig
                             ----------------------------------------
                         Name:  Joseph J. McCaig
                         Title: President and Chief Executive Officer


                         PURCHASER

                         /s/ Roger Stangeland
                         --------------------------------------------
                         Roger Stangeland

                            Schedule I

                    Wire Transfer Instructions


     Account Name:                           The Grand Union Company

     Account Number:                         00319409

     ABA Number:                             021001033

     Bank Name:                              Banker's Trust Company


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